Exhibit 4.14
EXECUTION COPY

VIRGIN MEDIA INC.
(formerly named Viper US MergerCo 1 Corp.),

LIBERTY GLOBAL PLC

and

THE BANK OF NEW YORK MELLON,

as Trustee

Amended and Restated
Third Supplemental Indenture

Effective as of July 1, 2015

6.50% Convertible Senior Notes due 2016

AMENDED AND RESTATED THIRD SUPPLEMENTAL INDENTURE, dated July 17, 2015 and effective as of July 1, 2015 (this “Amended and Restated Third Supplemental Indenture”), among Virgin Media Inc. (formerly named Viper US MergerCo 1 Corp.), a Colorado corporation (the “Company”), Liberty Global plc, a U.K. public limited company (“Liberty Global”), and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as trustee (the “Trustee”).
RECITALS
WHEREAS, Virgin Media Inc., a Delaware corporation (“VMI”), the predecessor of the Company, and the Trustee entered into the Indenture, dated as of April 16, 2008 (the “Original Indenture”), pursuant to which VMI issued the Securities;
WHEREAS, the Company, Liberty Global and the Trustee have entered into the Supplemental Indenture, dated as of June 7, 2013 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of March 3, 2014 (the “Second Supplemental Indenture”), which amended and supplemented the Original Indenture (the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Amended Indenture”);
WHEREAS, under the Amended Indenture, the Holders of Securities have the right to exchange each $1,000 principal amount of Securities by reference to the Reference Property, which prior to the adjustment contemplated hereby consisted of the following: 13.4339 Class A Shares; 33.4963 Class C Shares; and $910.51 in cash (without interest);
WHEREAS, the Reference Property per share of Common Stock, prior to the adjustment contemplated hereby, consisted of 0.2582 Class A Shares; 0.6438 Class C Shares; and $17.50 in cash,
WHEREAS, on February 25, 2015, the shareholders of Liberty Global approved the adoption of new articles of association for Liberty Global, which immediately prior to the Distribution Date (as defined below) (i) will result in a reclassification of Liberty Global’s previously issued and outstanding Class A Shares, Class B Ordinary Shares and Class C Shares (collectively, the “Liberty Global Shares”) for purposes of the Amended Indenture and (ii) will create new classes of ordinary shares, designated LiLAC Class A Ordinary Shares (“LiLAC Class A Shares”), LiLAC Class B Ordinary Shares (the “LiLAC Class B Shares”) and LiLAC Class C Ordinary Shares (“LiLAC C Shares” and, together with the LiLAC Class A Shares and the LiLAC Class B Shares, the “LiLAC Shares”), which are intended to track and reflect the separate economic performance of the business and assets of Liberty Global’s operations in Latin America and the Caribbean;
WHEREAS, on May 13, 2015, the board of directors of Liberty Global approved the capitalization of a portion of Liberty Global’s share premium account and the issuance and distribution on July 1, 2015 (the “Distribution Date”) of LiLAC Shares to holders of Liberty Global Shares as fully paid bonus shares (the “Bonus Issue”), on the basis of one LiLAC Share for each 20 Liberty Global Shares of the same class held of record at the close of business on June 24, 2015;
WHEREAS, the ex-date for the Bonus Issue was July 2, 2015 (the “Bonus Issue Ex-Date”);
WHEREAS, pursuant to Section 12.09 of the Amended Indenture, the reclassification, which took effect on the Distribution Date, constitutes a Corporate Event, requiring the Company and Liberty Global to execute with the Trustee a supplemental indenture providing for the exchange of the Securities into Reference Property that includes the reclassified Class A Shares and reclassified Class C Shares in lieu of the Class A Shares and the Class C Shares forming part of the Reference Property immediately prior to such Corporate Event;
WHEREAS, pursuant to Section 12.04(m) of the Amended Indenture, if Liberty Global takes any action of the type described in Section 12.04 of the Amended Indenture with respect to the Class A Shares or Class C Shares, which, in either case, if taken with respect to the Common Stock would have required an adjustment to the Conversion Rate, then the Company shall effect an adjustment to the number of Class A Shares or Class C Shares, as the case may be, included in the Reference Property so as to approximate, in the reasonable judgment of the Board of Directors, the adjustment contemplated by Section 12.04 of the Amended Indenture, in each case taking into account the other provisions of Section 12.04;
WHEREAS, the Bonus Issue is an action of the type described in Section 12.04 of the Amended Indenture with respect to the Class A Shares or Class C Shares, which, in either case, if taken with respect to the Common Stock would have required an adjustment to the Conversion Rate;
WHEREAS, by virtue of the Bonus Issue and in accordance with Section 12.09 and Section 12.04(m) of the Amended Indenture, the Company has determined to adjust the reclassified Class A Shares and reclassified Class C Shares by increasing the number of such shares that are included in the Reference Property, based on the relative average of the Last Reported Sales Prices per share of the reclassified Class A Shares and reclassified Class C Shares, on the one hand, and the average of the Last Reported Sales prices per share of the LiLAC Class A Shares and the LiLAC Class C Shares, respectively, on the other hand, over the 10 Trading Day period commencing on (and including) the Bonus Issue Ex-Date, such adjustment to become effective immediately after the close of business on the 10th Trading Day after (and including) the Bonus Issue Ex Date;
WHEREAS, the Board of Directors has determined that the foregoing adjustment to the number of reclassified Class A Shares and Class C Shares constituting the Reference Property required to be made as a result of the Bonus Issue approximates, as nearly equivalent as may be practicable, the adjustment contemplated by Section 12.04 of the Amended Indenture;
WHEREAS, Section 9.01 of the Amended Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture, without the consent of any Holders: (i) pursuant to clause (a) of Section 9.01, to cure any ambiguity, manifest error, defect or omission or inconsistency; provided in the case of any omission or inconsistency the rights of the Holders are not adversely affected in any material respect; (ii) pursuant to clause (i) of Section 9.01, to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article 12 of the Amended Indenture; and (iii) pursuant to clause (j) of Section 9.01, to make any change that does not adversely affect the rights of any Holder in any material respect;
WHEREAS, the Company, Liberty Global and the Trustee entered into the Third Supplemental Indenture, dated as of July 1, 2015 (the “Third Supplemental Indenture”), in accordance with Section 9.01(a), (i) and (j) and Section 12.09 of the Amended Indenture;
WHEREAS, the Company, Liberty Global and the Trustee are entering into this Amended and Restated Supplemental Indenture in accordance with Section 9.01(a), (i) and (j) and Section 12.09 of the Amended Indenture and to cure a manifest error and defect in a recital and the formulas set forth in Section 2 of the Third Supplemental Indenture (the Amended Indenture, as amended and supplemented by this Amended and Restated Third Supplemental Indenture, is referred to herein as the “Indenture”); and

WHEREAS, all requirements necessary to make this Amended and Restated Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Amended and Restated Third Supplemental Indenture has been duly authorized in all respects.
NOW, THEREFORE, in consideration of the premises hereof, the parties have executed and delivered this Amended and Restated Third Supplemental Indenture, and the Company, Liberty Global and the Trustee agree for the benefit of each other and for the equal and ratable benefit of the Holders, as follows:
SECTION 1. Capitalized Terms.
Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.
SECTION 2. Components of Reference Property following the Bonus Issue
Immediately after the close of business on the 10th Trading Day after (and including) the Bonus Issue Ex Date, the components of the Reference Property constituting the Class A Shares and the Class C Shares shall be adjusted in accordance with the following formulas:
Class A Shares component:

CA1	CAf x CA/SPo
(CAf x CA/SPo) - (CAf x CA/FMV)

where,
CA1 = the fraction of a Class A Share, constituting a component of the Reference Property per share of Common Stock, in effect immediately after the close of business on the 10th Trading Day after (and including) the Bonus Issue Ex-Date.
CAf = the fraction of a Class A Share, constituting a component of the Reference Property per share of Common Stock, in effect immediately prior to close of business on the 10th Trading Day after (and including) the Bonus Issue Ex-Date.
CA/SPo = the average of the Last Reported Sale Prices of Class A Shares over the 10 consecutive Trading Day period ending after (and including) the Bonus Issue Ex-Date.
CA/FMV = 1/20th of the average of the Last Reported Sale Prices of LiLAC Class A Shares over the 10 consecutive Trading Day period ending after (and including) the Bonus Issue Ex-Date.
Class C Shares component:

CK1	= CKf x	CKf x CK/SPo
(CKf x CK/SPo) - (CKf x CK/FMV)

where,
CK1 = the fraction of a Class C Share, constituting a component of the Reference Property per share of Common Stock, in effect immediately after the close of business on the 10th Trading Day after (and including) the Bonus Issue Ex-Date.
CKf= the fraction of a Class C Share, constituting a component of the Reference Property per share of Common Stock, in effect immediately prior to close of business on the 10th Trading Day after (and including) the Bonus Issue Ex-Date.
CK/SPo = the average of the Last Reported Sale Prices of Class C Shares over the 10 consecutive Trading Day period ending after (and including) the Bonus Issue Ex-Date.
CK/FMV = 1/20th of the average of the Last Reported Sale Prices of LiLAC Class C Shares over the 10 consecutive Trading Day period ending after (and including) the Bonus Issue Ex-Date.
; provided, that in respect of any conversion within the 10 Trading Days beginning on (and including) the Bonus Issue Ex-Date, references in the foregoing formulas to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between (and including) the Bonus Issue Ex-Date and the Conversion Date in determining the adjusted components of the Reference Property for purposes of such conversion, and the Company shall deliver an Officer’s Certificate to the Trustee setting forth, in reasonable detail, the computation of such adjusted components of the Reference Property.
The foregoing method of adjustment to the components of the Reference Property constituting the Class A Shares and the Class C Shares is, in the determination of the Board of Directors, as nearly equivalent as practicable to the adjustment required to be made as a result of the Bonus Issue contemplated by Section 12.04 of the Amended Indenture.
Promptly following the Company’s determination of the adjusted components of the Reference Property, the Company shall deliver an Officer’s Certificate to the Trustee setting forth: (i), in reasonable detail, the computation of the adjusted components of the Reference Property; (ii) the amount of cash, Class A Shares and Class C Shares constituting the Reference Property per $1,000 principal amount of Securities following such adjustment; and (iii) any adjustments to be made to any definitions included in the Indenture that are based on the constitution of the Reference Property, including but not limited to the terms “Daily Conversion Value,” “Reference Property Daily VWAP,” and “Reference Property Value,” in full text, and the Indenture shall be deemed to be amended, mutatis mutandis, to give effect to such adjusted definitions set forth in such Officer's Certificate. The Company shall provide to the Holders, in accordance with Section 12.05 of the Indenture, a notice setting forth the adjusted Reference Property promptly following the determination of same.
SECTION 3. Amendments to Amended Indenture
For all purposes of the Indenture, the definitions of the following terms in Section 1.01 of the Amended Indenture are amended and restated in relation to the reclassification and the Bonus Issue to read in full as follows:
“Class A Shares” means the Liberty Global Class A Ordinary Shares, nominal value $0.01 per share, of Liberty Global, as constituted from and after the Reclassification.

“Class C Shares” means the Liberty Global Class C Ordinary Shares, nominal value $0.01 per share, of Liberty Global, as constituted from and after the Reclassification.

SECTION 4. Global Securities.
Each Global Security shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture.
SECTION 5. Ratification and Effect.
Except as hereby expressly amended, the Amended Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof, including, without limitation, Section 12.10, shall be and remain in full force and effect. Upon and after the execution of this Amended and Restated Third Supplemental Indenture, the Amended Indenture shall be supplemented in accordance herewith, the Third Supplemental Indenture shall be superseded hereby, and this Amended and Restated Third Supplemental Indenture shall form a part of the Indenture for all purposes and each reference in the Amended Indenture shall mean and be a reference to the Amended Indenture as modified hereby.
SECTION 6. Governing Law.
This Amended and Restated Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Amended and Restated Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Amended and Restated Third Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
SECTION 7. The Trustee.
The recitals in this Amended and Restated Third Supplemental Indenture shall be taken as the statements of the Company and Liberty Global, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or sufficiency of this Amended and Restated Third Supplemental Indenture. The Trustee shall be under no duty whatsoever to make any determination whether any execution, modification, amendment, supplement or confirmation to any document is necessary to implement such amendments and waivers, including those contained herein, and shall be entitled to conclusively rely on the documentation required to be provided under the terms of the Indenture in a form reasonably satisfactory to the Trustee.
SECTION 8. Conflicts.
To the extent of any inconsistency between the terms of the Amended Indenture or the Global Securities and this Amended and Restated Third Supplemental Indenture, the terms of this Amended and Restated Third Supplemental Indenture will control.
SECTION 9. Miscellaneous.
This Amended and Restated Third Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Amended Indenture and the Third Supplemental Indenture set forth herein. All covenants and agreements in this Amended and Restated Third Supplemental Indenture given by the parties hereto shall bind their successors. In case any provision in this Amended and

Restated Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Amended Indenture shall not in any way be affected or impaired thereby. The section headings are for convenience only and shall not affect the construction hereof. The parties may sign any number of copies of this Amended and Restated Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement, binding on the parties hereto.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Third Supplemental Indenture to be duly executed as of the date first written above.

VIRGIN MEDIA INC.

By: /s/ Authorized Signatory
Authorized Signatory
Vice President, Legal

LIBERTY GLOBAL PLC

By: /s/ Authorized Signatory
Authorized Signatory
Deputy General Counsel, Assistant Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title

                [Signature Page to Amended and Restated Third Supplemental Indenture]